ASSET PURCHASE AGREEMENT


                          DATED AS OF DECEMBER 19, 1997


                                     BETWEEN


                       ACTION PERFORMANCE COMPANIES, INC.


                                       AND


                              REVELL-MONOGRAM, INC.
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SECTION 1
TRANSFER OF ASSETS..........................................................  1
     1.1  Purchase and Sale of Assets.......................................  1
     1.2  Transferred Assets................................................  1
          (a)  Accounts Receivable..........................................  2
          (b)  Furniture, Fixtures, and Equipment...........................  2
          (c)  Inventory....................................................  2
          (d)  Claims and Rights to the Transferred Assets..................  2
          (e)  Business Contracts...........................................  2
          (f)  Intellectual Property........................................  2
          (g)  Vendor and Customer Lists....................................  3
          (h)  Licenses, Permits, and Approvals.............................  3
          (i)  Books and Records............................................  3
          (j)  Leasehold Interests..........................................  3
          (k)  Names........................................................  3
          (l)  Phone Numbers................................................  3
          (m)  Deposits and Prepaid Expenses................................  3
     1.3  Excluded Assets...................................................  3
          (a)  Rights Hereunder.............................................  4
          (b)  Cash.........................................................  4
          (c)  Corporate Documents..........................................  4
          (d)  Employee Records.............................................  4
          (e)  Tax Records..................................................  4
          (f)  Disposed of Assets...........................................  4
          (g)  Assets of the Other Business.................................  4
          (h)  Assets Related to Hallmark...................................  4
          (i)  Intellectual Property........................................  4

SECTION 2
ASSUMPTION OF LIABILITIES...................................................  4
     2.1  Liabilities Assumed...............................................  4
     2.2  No Expansion of Third Party Rights................................  5
     2.3  Designated Subsidiary.............................................  5

SECTION 3
PURCHASE PRICE..............................................................  5
     3.1  Purchase Price....................................................  5
     3.2  Payment of Purchase Price.........................................  5
     3.3  Additional Amount.................................................  5
     3.4  Adjustment to Initial Payment.....................................  6

SECTION 4
REPRESENTATIONS AND WARRANTIES..............................................  7
     4.1  Representations and Warranties of Seller..........................  7
          (a)  Due Incorporation, Good Standing, and Qualification..........  7
                                        i
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          (b)  Corporate Authority..........................................  7
          (c)  No Subsidiaries..............................................  7
          (d)  Financial Statements.........................................  7
          (e)  No Material Change...........................................  8
          (f)  Title to Properties..........................................  8
          (g)  Condition of Assets and Properties...........................  8
          (h)  Litigation...................................................  8
          (i)  Rights and Licenses..........................................  9
          (j)  No Violation.................................................  9
          (k)  Taxes........................................................  9
          (l)  Accounts Receivable..........................................  9
          (m)  Contracts....................................................  9
          (n)  Compliance with Law and Other Regulations.................... 10
          (o)  Employee Benefit and Employment Matters...................... 10
          (p)  Insurance.................................................... 10
          (q)  Intellectual Property........................................ 10
          (r)  Inventories.................................................. 11
          (s)  Consents..................................................... 11
          (t)  Accuracy of Statements....................................... 11
     4.2  Representations and Warranties of Buyer........................... 11
          (a)  Due Incorporation, Good Standing, and Qualification.......... 11
          (b)  Corporate Authority.......................................... 12
          (c)  Financial Statements......................................... 12
          (d)  No Material Change........................................... 12
          (e)  Litigation................................................... 13
          (f)  No Violation................................................. 13
          (g)  Taxes........................................................ 13
          (h)  Compliance with Law and Other Regulations.................... 13
          (i)  SEC Reports.................................................. 14
          (j)  Consents..................................................... 14
          (k)  Accuracy of Statements....................................... 14
     4.3  Survival of Representations and Warranties........................ 14

SECTION 5
COVENANTS................................................................... 14
     5.1  Covenants of Seller............................................... 14
          (a)  Truth of Representations and Warranties...................... 14
          (b)  Preservation of Business..................................... 14
          (c)  Ordinary Course.............................................. 15
          (d)  Books and Records............................................ 15
          (e)  Compensation................................................. 15
          (f)  Transfer of Rights Under Certain Excluded Business Contracts. 15
          (g)  Assistance to Buyer.......................................... 15
          (h)  Consents and Approvals....................................... 15
          (i)  Confidentiality.............................................. 16
          (j)  Insurance.................................................... 16
          (k)  Maintenance of Assets and Properties......................... 16
          (l)  Satisfaction of Obligations and Liabilities.................. 16
          (m)  Employees.................................................... 16
                                       ii
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          (n)  Investments.................................................. 16
          (o)  Right of Inspection.......................................... 16
     5.2  Covenants of Buyer................................................ 17
          (a)  Truth of Representations and Warranties...................... 17
          (b)  Consents and Approvals....................................... 17
          (c)  Assistance to Seller......................................... 17
     5.3  No Solicitation................................................... 17
     5.4  Efforts to Consummate Transaction; Further Assurances............. 17
     5.5  Public Announcements.............................................. 18
     5.6  Expenses.......................................................... 18
     5.7  Post-Closing Assistance to Seller................................. 18
     5.8  Post-Closing Assistance to Buyer.................................. 18
     5.9  Seller's Right of First Refusal................................... 18

SECTION 6
CONDITIONS PRECEDENT TO OBLIGATIONS......................................... 18
     6.1  Conditions Precedent to the Obligations of Buyer.................. 18
          (a)  Accuracy of Representations and Warranties................... 19
          (b)  Performance of Agreements.................................... 19
          (c)  Corporate Approval........................................... 19
          (d)  Opinion of Counsel for Seller................................ 19
          (e)  No Material Adverse Change................................... 20
          (f)  Litigation................................................... 20
          (g)  Certificate of Seller........................................ 20
          (h)  License Agreement............................................ 20
          (i)  Manufacturing Agreement...................................... 20
          (j)  Distribution Agreement....................................... 20
          (k)  Assignment of Business Contracts............................. 20
          (l)  Assistance to Buyer.......................................... 21
          (m)  Termination of HSR Act Waiting Periods....................... 21
          (n)  Consents and Approvals....................................... 21
          (o)  Delivery of Documents........................................ 21
          (p)  Proceedings Satisfactory to Counsel.......................... 21
     6.2  Conditions Precedent to the Obligations of Seller................. 21
          (a)  Accuracy of Representations and Warranties................... 21
          (b)  Performance of Agreements.................................... 21
          (c)  Corporate Approval........................................... 21
          (d)  Opinion of Counsel for Buyer................................. 21
          (e)  Litigation................................................... 22
          (f)  Certificates of Buyer and Designated Subsidiary.............. 22
          (g)  License Agreement............................................ 23
          (h)  Manufacturing Agreement...................................... 23
          (i)  Distribution Agreement....................................... 23
          (j)  Assistance to Seller......................................... 23
          (k)  Termination of HSR Act Waiting Periods....................... 23
          (l)  Consents and Approvals....................................... 23
          (m)  Delivery of Documents........................................ 23
          (n)  Proceedings Satisfactory to Counsel.......................... 23
                                       iii
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SECTION 7
THE CLOSING.................................................................. 23
   7.1  Closing.............................................................. 23
   7.2  Deliveries by Seller................................................. 23
        (a) Instruments of Conveyance........................................ 23
        (b) Certificate of Seller............................................ 24
        (c) Certificate of Secretary......................................... 24
        (d) Consents......................................................... 24
        (e) Legal Opinion.................................................... 24
        (f) Books and Records................................................ 24
        (g) License Agreement................................................ 24
        (h) Manufacturing Agreement.......................................... 24
        (i) Distribution Agreement........................................... 24
   7.3  Deliveries by Buyer or Designated Subsidiary......................... 24
        (a) Assumption of Liabilities........................................ 24
        (b) Initial Payment of Purchase Price................................ 24
        (c) Buyer's Certificates............................................. 24
        (d) Secretary's Certificate.......................................... 24
        (e) Legal Opinion.................................................... 25
        (f) Consents and Approvals........................................... 25
        (g) License Agreement................................................ 25
        (h) Manufacturing Agreement.......................................... 25
        (i) Distribution Agreement........................................... 25
   7.4  Further Assurances................................................... 25

SECTION 8
WAIVER, MODIFICATION, ABANDONMENT............................................ 25
   8.1  Waivers.............................................................. 25
   8.2  Modification......................................................... 25
   8.3  Abandonment.......................................................... 26
   8.4  Effect of Abandonment................................................ 26

SECTION 9
NON-COMPETITION, CONFIDENTIALITY,
AND NON-SOLICITATION......................................................... 27
   9.1  Non-competition, Confidentiality, and Non-Solicitation by Seller..... 27
        (a) Duration and Extent of Restriction............................... 27
        (b) Confidentiality.................................................. 27
        (c) Restrictions with Respect to Vendors and Customers............... 27
        (d) Expiration of Non-Competition Period Under Certain Circumstances. 28
   9.2  Non-competition, Confidentiality, and Non-Solicitation by Buyer...... 28
        (a) Duration and Extent of Restriction............................... 28
        (b) Confidentiality.................................................. 28
        (c) Restrictions with Respect to Vendors and Customers............... 29
   9.3  Remedies for Breach.................................................. 29
   9.4  Restrictions Separable............................................... 29
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SECTION 10
INDEMNIFICATION.............................................................. 29
     10.1   Indemnification by Seller........................................ 29
            (a)  General..................................................... 29
            (b)  Bulk Sales Matters.......................................... 30
     10.2   Indemnification by Buyer......................................... 30
     10.3   Notice and Right to Defend Third-Party Claims.................... 30
     10.4   Limitation on Rights to Indemnification.......................... 31

SECTION 11
GENERAL...................................................................... 31
     11.1   Indemnity Against Finders........................................ 31
     11.2   Controlling Law.................................................. 31
     11.3   Notices.......................................................... 31
     11.4   Binding Nature of Agreement; No Assignment....................... 32
     11.5   Entire Agreement................................................. 33
     11.6   Construction..................................................... 33
     11.7   Attorneys' Fees.................................................. 33
     11.8   Remedies Cumulative.............................................. 33
     11.9   Computation of Time.............................................. 33
     11.10  Authority........................................................ 33
     11.11  Paragraph Headings............................................... 33
     11.12  Gender........................................................... 33
     11.13  Counterparts..................................................... 33
     11.14  Subsidiaries..................................................... 33

                            ASSET PURCHASE AGREEMENT


                  AGREEMENT  dated  as of  December  19,  1997,  between  ACTION
PERFORMANCE   COMPANIES,    INC.,   an   Arizona   corporation   ("Buyer")   and
REVELL-MONOGRAM, INC., a Delaware corporation ("Seller").

                  Seller is engaged in the business (the "Business") of developing, producing, marketing, and selling metal die-cast miniature replicas of motorsports vehicles, haulers, and trains associated with motorsports activities that are conducted primarily in the United States, specifically limited to National Association for Stock Car Auto Racing ("NASCAR"), National Hot Rod Association ("NHRA"), International Hot Rod Association ("IHRA"), "dirt car," and "sprint car" racing (collectively, "U.S. Motorsports"). Seller owns or has rights to all of the assets relating to or used by Seller in connection with the Business. Buyer desires to acquire and assume from Seller, and Seller desires to transfer to Buyer, the Transferred Assets and the Assumed Liabilities (as such terms are defined respectively in Sections 1.2 and 2.1), all upon the terms and conditions set forth in this Agreement.

                  Seller also engages in the development, production, marketing, and sale of plastic models, plastic model kits, and plastic miniature replicas of U.S. Motorsports vehicles and die-cast models, as well as plastic models, plastic model kits, and other products that are not related to U.S. Motorsports (the "Other Business"). Buyer is not acquiring any of the assets used or intended for use in the Other Business, except as set forth in a Schedule hereto.

                  In connection with the transfer of the Transferred Assets and assumption of the Assumed Liabilities, Buyer and Seller also desire to enter into a License Agreement, a Manufacturing Agreement, and a Distribution Agreement, as respectively defined in Sections 6.1(h), 6.1(i), and 6.1(j) of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein, the parties agree as follows:

                                    SECTION 1
                               TRANSFER OF ASSETS

                  1.1 Purchase and Sale of Assets. Based upon and subject to the representations, warranties, covenants, agreements, and other terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer, assign, and deliver on the Closing Date (as defined in Section 7.1), and Buyer shall purchase, acquire, and accept or cause one of its subsidiaries ("Designated Subsidiary") to purchase, acquire, and accept, as provided herein, all of the assets, properties, rights, and goodwill of Seller of every kind and description, wherever located, used or intended for use in connection with the Business, except for the "Excluded Assets" listed in Section 1.3.

                  1.2 Transferred Assets. The assets, properties, rights, and goodwill to be sold, conveyed, transferred, assigned, and delivered by Seller on the Closing Date pursuant to Section 1.1 are sometimes herein called the "Transferred Assets" and shall include, without limitation, all of the assets and properties shown on or reflected in the Balance Sheet relating to the Business as at November 30, 1997 ("Seller's Base Balance Sheet") and all assets and properties used in or intended for use in connection with the Business acquired by Seller after the date of Seller's Base Balance Sheet and to the

Closing Date except for those disposed of before the Closing Date as permitted by this Agreement. Without limiting the foregoing, the Transferred Assets shall include the following:

                           (a) Accounts Receivable.  All accounts receivable and
notes and other receivables relating solely to the Business (the "Accounts Receivable"), including, without limitation, those set forth on Schedule "1.2(a)" hereto, which sets forth the amount of each receivable and the name and mailing address of the obligor on each such receivable as of the date of Seller's Base Balance Sheet, except for accounts receivable associated with sales of "Revell Select" and "Revell Racing" inventory to mass-retail accounts and hobby distributors.

                           (b)   Furniture,   Fixtures,   and   Equipment.   All
furniture, fixtures, machinery, equipment, parts, tools, molds, and dyes used or intended for use solely in connection with the Business (the "Equipment"), including, without limitation, the Equipment set forth on Schedule "1.2(b)" hereto.

                           (c)  Inventory.  All  inventory,  including,  without
limitation, raw materials, supplies, work in process, finished goods, packaging, and promotional materials used in or intended for use solely in connection with the Business (the "Inventory" or "Inventories"), including, without limitation, the Inventories set forth on Schedule "1.2(c)" hereto, excluding "Revell Racing" and "Revell Select" inventory as described in the Manufacturing Agreement.

                           (d) Claims and Rights to the Transferred  Assets. All
claims and rights (and benefits arising therefrom) relating to the Transferred Assets against all persons and entities, including, without limitation, all rights against suppliers under warranties covering any of the Equipment and Inventory, in each case, to the same extent as the same are used or held for use in connection with the Business.

                           (e)  Business  Contracts.  All Leases (as  defined in
Section 1.2(k)), license agreements, sales orders, sales contracts, sales representative agreements, service agreements, supply agreements, franchise agreements, technical service agreements, and other contracts and agreements to which Seller is a party and that are in writing and used or held for use by Seller solely in connection with the Business (the "Business Contracts"), including, without limitation, each Business Contract set forth on Schedule "1.2(e)(i)" hereto. Attached to Schedule "1.2(e)(i)" is the text of each Business Contract that Seller reasonably believes will be in effect on the Closing Date. Subject to Sections 5.1(f) and 5.8, below, Seller is not obligated to transfer to Buyer any contract or agreement that relates in whole or in part to the Other Business (the "Excluded Business Contracts"). The Excluded Business Contracts that relate in part to the Business are identified in Schedule "1.2(e)(ii)".

                           (f)   Intellectual   Property.   Except   for   those
trademarks and trade names of Seller that are covered by and the subject of the License Agreement, all intellectual property rights used or intended for use by Seller solely in connection with the Business that are owned by or licensed to Seller, including, without limitation, all patents and applications therefor, know-how, unpatented inventions, trade secrets, packaging styles and methods, business and marketing plans, ideas for products or production developed by or on behalf of Seller for use solely in connection with the Business, copyrights and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names and applications therefor, and all names, logos, and slogans used or intended for use by Seller solely in connection with the Business (the "Intellectual Property"), including, without limitation, the Intellectual Property set forth on Schedule "1.2(f)" hereto and including any other Intellectual Property transferrable by Seller. Seller shall promptly deliver to Buyer complete copies of all such business and marketing plans, license agreements, copyrighted materials, trademarks, and trade names, and patents and all applications therefor used or intended for use solely in connection with the Business.

                           (g)  Vendor  and  Customer  Lists.   All  vendor  and
customer lists and vendor and customer records used or intended for use in connection with the Business. Schedule "1.2(g)" hereto sets forth a list of all previous (within the last two years from the date hereof) and existing vendors and customers of Seller relating to the Business and their last known business addresses.

                           (h) Licenses,  Permits, and Approvals.  All licenses,
permits, approvals, and authorizations of whatsoever kind and type, governmental or private, issued, applied for, or pending, used or intended for use solely in connection with the Business (the "Licenses and Permits"). The Licenses and Permits are set forth on Schedule "1.2(h)" hereto. Attached to Schedule "1.2(h)" are complete copies of all Licenses and Permits.

                           (i)  Books  and  Records.  Copies  of all  books  and
records used or intended for use solely in connection with the Business, including, without limitation, the vendor and customer lists, blueprints, drawings, and other technical papers used or intended for use solely in connection with the Business or the Transferred Assets, and all accounts receivable, inventory, maintenance, and asset history records, but excluding all employee and tax records whether or not used or intended for use in connection with the Business (provided, however, that Seller shall provide to Buyer access to such employee and tax records relating to the Business upon written request following the Closing Date).

                           (j)  Leasehold  Interests.  The  leasehold  interests
created by all leases of real property and personal property used or intended for use solely in connection with the Business, under which Seller is a lessee, including those leases that are capitalized leases and any maintenance contracts and deposits in connection therewith (all such leasehold interest shall herein be referred to as "Leasehold Interests" and the contracts evidencing the same shall herein be referred to as the "Leases," and all such personal property that Seller is leasing as lessee relating to the Business shall herein be referred to as "Leased Personalty"), including, without limitation, the Leased Personalty set forth on Schedule "1.2(k)" hereto and any other Leased Personalty transferrable by Seller. Attached to Schedule "1.2(k)" are complete copies of all the lease agreements listed on Schedule "1.2(k)".

                           (k)  Names.  Except  for  those  names  that  will be
licensed to Buyer pursuant to the License Agreement, all right, title, and interest in and to any and all names solely associated with the Business and the Transferred Assets used at any time within the preceding 24 months, and any derivations thereof (the "Names").

                           (l)  Phone  Numbers.   All  telephone  and  facsimile
numbers used solely in the conduct of the Business.

                           (m)  Deposits  and Prepaid  Expenses.  All  deposits,
notes receivable, and prepaid expenses relating solely to the Business (the "Deposits"), including, without limitation, the Deposits set forth on Schedule "1.2(m)" hereto (including any deposits with respect to the Leases assumed by Buyer pursuant to Section 2.1) as reduced in the ordinary course of business in accordance with past historical practices.

                  1.3 Excluded Assets. Except as set forth in Section 1.2 of this Agreement, the following assets, properties, and rights of Seller shall not constitute Transferred Assets and therefore shall be excluded from the purchase and sale contemplated by this Agreement (collectively, the "Excluded Assets"):

                           (a)  Rights  Hereunder.  Seller's  rights  under this
Agreement, the License Agreement, the Manufacturing Agreement, the Distribution Agreement, and any other agreement contemplated by this Agreement.

                           (b) Cash. Any cash,  bank accounts,  certificates  of
deposit, or investment securities of Seller.

                           (c) Corporate Documents.  Seller's corporate charter,
minute and stock record books, and corporate seal.

                           (d)  Employee  Records.  To the extent  such  records
relate to the Business, all of Seller's records with respect to employees, provided that access thereto shall be provided to Buyer upon written request.

                           (e) Tax Records. To the extent such books and records
relate to the Business, all of Seller's books and records with respect to taxes, provided that access thereto shall be provided to Buyer upon written request.

                           (f)  Disposed  of Assets.  Any assets and  properties
disposed of since the date of Seller's Base Balance Sheet in the ordinary course of business and as contemplated by this Agreement.

                           (g)   Assets  of  the  Other   Business.   Except  as
explicitly set forth on a Schedule to this Agreement, any asset, property, or other right related to the Other Business, subject to Seller's obligations to assign or sublicense certain of its rights with respect to the Business under certain of the Excluded Business Contracts pursuant to Sections 5.1(f) and 5.8 of this Agreement.

                           (h) Assets Related to Hallmark.  Any asset,  property
or right derived from Seller's sales, licenses or other dealings with Hallmark Cards, Incorporated ("Hallmark") or Hallmark's distribution channels as currently constituted (the "Hallmark Distribution Channels").

                           (i) Intellectual  Property.  Any name, trademark,  or
other intellectual property that will be licensed to Buyer pursuant to the License Agreement.

                                    SECTION 2
                            ASSUMPTION OF LIABILITIES

                  2.1 Liabilities Assumed. Upon the sale and purchase of the Transferred Assets as provided in this Agreement, Buyer or Designated Subsidiary shall, except as provided in this Agreement, assume and shall thereafter pay or discharge when due (a) all accounts payable of Seller or its affiliates to vendors with respect to the Business as reflected on Seller's Base Balance Sheet and as incurred by Seller with respect to the Business in the ordinary course of the conduct of the Business after the date of Seller's Base Balance Sheet to the Closing Date, to the extent such accounts payable exist on the Closing Date; (b) all obligations and liabilities of Seller, including royalties payable under license agreements, under the Leases and the Business Contracts transferred to Buyer pursuant to Section 1.2; and (c) all other accrued liabilities of the Business incurred in the normal course with respect to payroll expense for the employees listed on Schedule 2.1 and accrued liabilities for sales tax collections and any sales, value added, transfer, and other taxes (other than income taxes) associated with the sale, transfer, or delivery of the Transferred Assets, or as listed on the Base Balance Sheet. Such obligations and liabilities being assumed pursuant to this
Section 2.1 are sometimes referred to herein as "Assumed Liabilities."

                  2.2 No Expansion of Third Party Rights. The assumption by Buyer or Designated Subsidiary of the Assumed Liabilities, and the transfer thereof by Seller, shall in no way expand the rights and remedies of any third party against Seller or Buyer or Designated Subsidiary as assignee of Seller as compared to the rights and remedies that such third party would have had against Seller or Buyer or Designated Subsidiary as assignee of Seller had Buyer or Designated Subsidiary not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer or Designated Subsidiary of such liabilities shall not create any third party beneficiary rights.

                  2.3 Designated Subsidiary. Buyer and Seller contemplate that Buyer may organize a newly formed, wholly owned subsidiary (referred to herein as "Designated Subsidiary") to acquire the Transferred Assets and assume the Assumed Liabilities. Accordingly, notwithstanding anything to the contrary in
Section 11.4, at the Closing (as defined in Section 7.1), Buyer may assign and delegate to such Designated Subsidiary all its rights and obligations under this Agreement and the other agreements contemplated by this Agreement (a "Permitted Assignment"), it being agreed that any such Permitted Assignment shall not release Buyer from any of its obligations under this Agreement or any other agreement that Buyer would have entered into in connection with this Agreement or the transactions contemplated hereby but for such Permitted Assignment. Therefore, upon a Permitted Assignment, all obligations of Buyer hereunder and under any such other agreement shall be joint and several obligations of Buyer and such Designated Subsidiary, notwithstanding anything to the contrary in this Agreement or any such other agreement.

                                    SECTION 3
                                 PURCHASE PRICE

                  3.1 Purchase Price. The purchase price for the Transferred Assets to be acquired pursuant to Section 1.1 shall be, in addition to the assumption of the Assumed Liabilities pursuant to Section 2.1, an amount equal to $14,806,000.00 (subject to adjustment pursuant to Section 3.4), plus the Additional Amount (as defined in Section 3.3).

                  3.2 Payment of Purchase Price. At the Closing, Buyer shall pay to Seller, by cashier's check or wire transfer, the sum of $14,806,000.00 (the "Initial Payment").

                  3.3 Additional Amount. In addition to the Initial Payment, Buyer shall pay or cause to be paid to Seller an additional amount (the "Additional Amount") calculated as follows:

                           (i)  Buyer  shall  pay or cause to be paid to  Seller
$1,000,000 (the "Base Additional Amount") on January 1 of each year beginning on January 1, 1998 and ending on December 31, 2007, provided that, during the 12-month period immediately preceding each Base Additional Amount payment date, Seller (A) has kept the "Revell" trademark duly and validly registered in the United States, and (B) the License Agreement is still in effect.

                           (ii) For each of the five 12-month periods  beginning
on January 1, 1998 and ending on December 31, 2002, Buyer shall pay or cause to be paid to Seller, in addition to the Base Additional Amount, an Additional Amount to be calculated based on 5.0% of the amount of Buyer's sales of "Revell" trademarked die-cast products in excess of $20,000,000 in such 12-month period, provided that the maximum Additional Amount payable by Buyer pursuant to this Section 3.3(ii) for any such 12- month period shall not exceed $500,000.

                           (iii) For each of the five 12-month periods beginning
on January 1, 2003 and ending on December 31, 2007, Buyer shall pay or cause to be paid to Seller, in addition to the Base Additional Amount, an Additional Amount to be calculated based on (A) 5.0% of the amount of Buyer's sales of "Revell" trademarked die-cast products in excess of $20,000,000 but less than or equal to $30,000,000 in such 12-month period, (B) 3.0% of the amount of Buyer's sales of "Revell" trademarked die-cast products in excess of $30,000,000 but less than or equal to $40,000,000 in such 12-month period, and (C) 2.0% of the amount of Buyer's sales of "Revell" trademarked die-cast products in excess of $40,000,000 in such 12-month period.

                           (iv) Buyer  shall have no  obligation  (A) to pay any
Base Additional Amount for any 12-month period beginning on or after January 1, 2008, or (B) to pay any Additional Amount to Seller based on sales of "Revell" trademarked die-cast products made on or after January 1, 2008.

The amount, if any, of the Additional Amount for each year shall be calculated by Buyer and paid to Seller within 90 days following such year. Each payment shall be accompanied by a report to Seller, certified by an authorized officer of Buyer to be accurate, setting forth the amount of sales of "Revell" trademarked die-cast products in each calendar month of the relevant period. For the purposes of this Agreement, a "sale" or "sales" shall be deemed to have occurred upon the shipment by Buyer of any product bearing or accompanied by the "Revell" name or otherwise licensed under the License Agreement and the amount of Buyer's sales shall be the sales price to Buyer's immediate customers without mark-up by third parties. Sales to affiliates of Buyer shall be made on an arm's length basis. Buyer shall keep full, clear, and accurate books and records with respect to all sales or other revenue with respect to the Transferred Assets subject to this Agreement. The books and records shall be maintained in such a manner that the Additional Amount shall be readily verifiable and shall be available for inspection by representatives of Seller once per calendar year upon reasonable prior notice and during normal business hours. Seller shall have the right to cause the books and records of Buyer to be audited on Buyer's premises upon reasonable prior notice and during normal business hours, by Arthur Andersen, LLP or another independent accountant selected from a "big four" accounting firm mutually agreed upon by Buyer and Seller, which shall provide Seller with a statement summarizing the sales or other revenue with respect to the Transferred Assets and the Additional Amount due for the audit period. The information contained in Buyer's books and records shall remain confidential. In no event shall Seller be entitled to examine and audit Buyer's records more than once per calendar year except upon good cause shown. In the event Seller's audit reveals an overpayment or deficiency in any Additional Amount due under this Agreement, Seller or Buyer shall remit the overpayment or deficiency, as the case may be, within 10 days together with interest at a rate of 8% per annum accruing from the date such amount was paid. In the event such audit shows an underpayment of an Additional Amount by Buyer of more than 5%, the cost of the audit shall be paid by Buyer; otherwise, the cost of the audit shall be paid by Seller. Should Seller fail to examine records for a period of three years from the date of any report from which they were compiled, then that report shall be deemed final and binding and Seller shall have no further right to contest the report or payment of the Additional Amount called for therein. Nothing in this Section 3.3 shall give Buyer the right to use the "Revell" name or trademark. Such right must be pursuant to the License Agreement between Seller and Buyer.

                  3.4 Adjustment to Initial Payment. Within 35 days after the Closing, Seller shall prepare and deliver to Buyer a Closing Balance Sheet as of the Closing Date which will reflect Seller's best estimate of the Transferred Assets and the Assumed Liabilities, prepared in accordance with the principles reflected in, and on a basis consistent with, the Base Balance Sheet. Buyer shall have access to relevant personnel, books, and records of Seller to determine if it agrees with the Closing Balance Sheet, and will inform Seller, in writing, within 15 days after receipt of the Closing Balance Sheet whether it agrees with the Closing Balance Sheet and, if it does not, the specifics of any disagreement. If the parties do not reach an agreement within 10 days after Buyer notifies Seller of any disagreements with Seller's Closing Balance Sheet, then Arthur Andersen LLP (the "Accountants") shall be engaged by both Seller and Buyer to determine whether the proposed adjustments are appropriate. Seller and Buyer shall provide to the Accountants all information and access to personnel that the Accountants may require and shall divide equally and share equally the costs, fees, and expenses of the Accountants. The Accountants' determination shall be conclusive. Once the final determination of the net assets on the Closing Balance Sheet is made, the Initial Payment shall be increased by the amount of such net assets over, or will be decreased by the amount of such net assets under, the amount of net assets as reflected in the Base Balance Sheet, and there shall be payment to or repayment by the Seller, as the case may be, to reflect such difference.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES

                  4.1 Representations and Warranties of Seller. Except as otherwise set forth in Seller's disclosure schedule (the "Seller Disclosure Schedule") attached hereto and incorporated herein by reference, Seller represents and warrants to Buyer and Designated Subsidiary as follows:

                           (a)   Due   Incorporation,    Good   Standing,    and
Qualification. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on the Business as now being conducted. Seller is not subject to any material disability in connection with the conduct of the Business by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction. Schedule "4.1(a)" hereto constitutes a list setting forth, as of the date of this Agreement, each jurisdiction in which Seller is qualified to do business with respect to the Business.

                           (b)  Corporate  Authority.  Seller has the  corporate
power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The Board of Directors and shareholders of Seller have duly authorized the execution, delivery, and performance of this Agreement. No other corporate proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a legal, valid, and binding agreement of, Seller, enforceable against Seller in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                           (c) No  Subsidiaries.  Seller does not have any other
affiliates or subsidiaries that own or have an interest in any of the Transferred Assets or conduct any portion of the Business.

                           (d) Financial  Statements.  The Balance Sheets of the
Business as of December 31, 1996 and November 30, 1997, and the Statements of Income and the Statements of Cash Flows of the Business for the periods ended December 31, 1996 and November 30, 1997 have been prepared by Seller without audit. Within 35 days after the Closing Date, Seller shall provide to Buyer a Balance Sheet of the Business as of the Closing Date and the Statement of Income for the period from January 1, 1997 through the Closing Date. All of the foregoing financial statements have been and will be prepared in accordance with generally accepted accounting principles (but without footnotes), which were applied on a consistent basis, are correct and complete, and present fairly and accurately, in all material respects, the consolidated financial position, results of operations, and changes in financial position of the Business as of their respective dates and for the periods indicated. Seller has no material liabilities or obligations relating to the Business of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated, or otherwise, except as and to the extent disclosed or reflected in Seller's Base Balance Sheet or incurred since the date of that balance sheet in the ordinary course of business and as contemplated by this Agreement.

                           (e) No  Material  Change.  Since the date of Seller's
Base Balance Sheet, there has not been and there is not threatened (i) any material adverse change in the financial condition, business or operating results of Seller with respect to the Business or the Transferred Assets, (ii) any loss or damage (whether or not covered by insurance) to any of the Transferred Assets that materially affects or impairs Seller's ability to conduct the Business, or (iii) any mortgage or pledge of any of the Transferred Assets, or any indebtedness incurred by or relating to Seller with respect to the Business, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business. Seller makes no representation or warranty, however, with respect to the manner in which any of Seller's current customers may react to the news of the transactions that are the subject of this Agreement.

                           (f)  Title  to   Properties.   Seller  has  good  and
marketable title to all of the Transferred Assets, including those reflected in Seller's Base Balance Sheet or acquired subsequent to the date of Seller's Base Balance Sheet, except Transferred Assets disposed of subsequent to the date of Seller's Base Balance Sheet in the ordinary course of the conduct of the Business and as contemplated by this Agreement. The Transferred Assets are subject to no mortgage, indenture, pledge, lien, claim, encumbrance, charge, security interest or title retention, or other security arrangement, except for liens for the payment of federal, state, and other taxes, the payment of which is neither delinquent nor subject to penalties, and except for other liens and encumbrances incidental to the conduct of the Business by Seller or the ownership of the Transferred Assets, which were not incurred in connection with the borrowing of money or the obtaining of advances and which do not in the aggregate materially detract from the value of the Transferred Assets or materially impair the use thereof in the operation of the Business, except in each case as disclosed in Seller's Base Balance Sheet. All leases pursuant to which Seller leases any substantial amount of the Transferred Assets are valid and effective in accordance with their respective terms.

                           (g)   Condition   of  Assets  and   Properties.   The
buildings,  equipment,  machinery,  fixtures,  furniture,   furnishings,  office
equipment, and all other tangible personal assets and properties of Seller constituting Transferred Assets do not require any repairs other than normal maintenance and are in good operating condition and in a state of reasonable maintenance and repair.

                           (h)   Litigation.   There  are  no  actions,   suits,
proceedings, or other litigation pending or, to the knowledge of Seller, threatened against Seller at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, if determined adversely to Seller, might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Transferred Assets or the operations, operating results, or condition, financial or otherwise, of Seller with respect to the Business.

                           (i) Rights and Licenses.  Seller has all Licenses and
Permits necessary for the conduct of the Business as presently conducted by it and the ownership and use of the Transferred Assets and the premises occupied by it with respect to the Business. Schedule "1.2(h)" hereto contains a true, correct, and complete list of all Licenses and Permits necessary for the conduct of the Business.

                           (j) No Violation.  Except as contemplated in Sections
5.1(f) and 5.8 of this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Seller of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Seller, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any of the Transferred Assets is subject or by which Seller is bound with respect to the Business.

                           (k) Taxes.  Seller has duly filed in correct form all
Tax Returns (as defined below) relating to the activities of Seller required or due to be filed (with regard to applicable extensions) on or prior to the date hereof. All such Tax Returns are accurate and complete in all material respects, and Seller has paid or made provision for the payment of all Taxes (as defined below) that have been incurred or are due or claimed to be due from Seller by federal, state, or local taxing authorities for all periods ending on or before the date hereof, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Buyer. The amounts set up as reserves for Taxes on the books of Seller are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. No claims for Taxes or assessments are being asserted or threatened against Seller. For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, imposed by the United States, or any state, local, or foreign government or subdivision or agency thereof; and such term shall include any interest, penalties, or additions to tax attributable to such assessments or to the failure to file any Tax Return; and the term "Tax Return" shall mean any report, return, or other information required to be supplied to a taxing authority or required by a taxing authority to be supplied to any other person.

                           (l) Accounts  Receivable.  The accounts receivable of
Seller constituting Transferred Assets have been acquired in the ordinary course of business, are valid and enforceable, and are fully collectible, subject to no defenses, deductions, set-offs, or counterclaims, except to the extent of the reserve reflected in Seller's Base Balance Sheet or in such other amount that is not material in the aggregate. Each such account receivable is fully collectible to the extent of the face value thereof (less the amount of the reserve for doubtful accounts, if any, reflected on the books of Seller with respect to such account), no later than 30 days after such account receivable is due, and no account receivable is due more than 90 days after it was created. Any such account receivable not collected in full (less any such reserve) within 30 days after such account is due, or within 90 days after the Closing Date, whichever is later, shall conclusively be deemed to be uncollectible. Notwithstanding the foregoing, Buyer shall make no claim against Seller unless and until an aggregate of at least $150,000 of accounts receivable are determined to be non-collectible, in which case Seller shall be responsible for and shall promptly reimburse Buyer for 50% of uncollectible accounts receivable in excess of $150,000.

                           (m) Contracts.  With respect to the Business,  Seller
is not a party to any material contract, lease, agreement, mortgage, or other arrangement other than the Business Contracts and the Excluded Business Contracts. All material mortgages, leases, contracts, agreements, and other arrangements with respect to the Business to which Seller is a party are valid and enforceable in accordance with their terms; Seller and all other parties to each of the foregoing have performed all obligations required to be performed to date; neither Seller nor any such other party is in default in any material respect or in arrears under the terms of any of the foregoing; and no condition exists or event has occurred that, with the giving of notice or lapse of time or both, would constitute a default in any material respect under any of them.

                           (n) Compliance with Law and Other Regulations. Seller
is in compliance in all material respects with all requirements (including those relating to environmental matters) of federal, state, or local law and all requirements of all governmental bodies and agencies having jurisdiction over it with respect to the conduct of the Business, the use of Transferred Assets, and the use of all premises occupied by it with respect to the Business. There is no environmental contamination, toxic waste or other discharge, spill, construction component, structural element or condition, adversely affecting any of the Transferred Assets, nor has Seller received any official notice or citation that any of the Transferred Assets in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including without limitation any requirements of the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA") or any OSHA requirements. Without limiting the foregoing, Seller has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of the Business and the use of the Transferred Assets and the premises occupied by it in connection with the Business and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Seller has not received any notice from any federal, state, or local authority or any insurance or inspection body that any of the Transferred Assets or the business procedures or practices related to the Business fails to comply with any applicable law, ordinance, regulation, building, or zoning law or requirement of any public authority or body.

                           (o) Employee Benefit and Employment  Matters.  Seller
is not a party to any collective bargaining agreement and, to the best of Seller's knowledge, there is no material request for union representation pending or threatened against Seller. Subject to a contingent six-month severance liability as set forth on the Seller Disclosure Schedule, the employment of each employee of Seller with respect to the Business is terminable at will without cost to Buyer. Seller has complied with all other applicable federal, state, and local laws relating to the employment of labor, including, but not limited to, the provisions thereof relative to wages, hours, collective bargaining, working conditions, and payment of taxes of any kind, with respect to the Business, and Seller is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing or has any obligations for any vacation, sick leave, or other compensatory time, except as reflected in the financial statements described in Section 4.1(d). All officers and independent contractors of Seller with respect to the Business are paid salaries or other compensation in accordance with the amounts set forth on Schedule "4.1(o)" hereto, and Schedule "4.1(o)" hereto correctly and accurately sets forth all salaries, expenses, and personal benefits paid to or accrued for all directors, officers, and principal shareholders of Seller with respect to the Business as of the date of this Agreement, all of which are reflected as appropriate in Seller's Base Balance Sheet.

                           (p)  Insurance.  Seller  maintains  in full force and
effect insurance coverage on the Transferred Assets and its premises, operations, and personnel relating to the Business in such amounts as Seller deems appropriate.

                           (q) Intellectual  Property.  Seller owns or holds all
of the rights to use all packaging, logos, trademarks, trade names, trade secrets, fictitious names, service marks, patents, and copyrights that are used in or necessary to the conduct of the Business. None of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by Seller, nor any of the processes used or the business practices followed by Seller, with respect to the Business, infringes or has infringed upon any trademark, trade name, trade secret, fictitious name, service mark, patent, or copyright owned by any person or entity (or any application with respect thereto), or constitutes unfair competition. Except as set forth on Schedule "4.1(q)" or elsewhere in this Agreement, Seller is not, and following the Closing neither Buyer nor Designated Subsidiary will be, obligated to pay any royalty or other payment with respect to any of the Intellectual Property. To the knowledge of Seller, no person or entity is producing, providing, selling, or using products or services that would constitute an infringement of any of the Intellectual Property.

                           (r)  Inventories.  The  Inventories  are in good  and
merchantable condition and are stated at not more than the lower of cost or market, with adequate adjustments for obsolete, obsolescent, or otherwise not readily marketable items. Since the date of Seller's Base Balance Sheet, there have not been and there are not required to be any write-downs in the value of the Inventories or write-offs with respect to such Inventories. The raw materials, work in progress, and finished goods inventory of Seller constituting Transferred Assets are all in good condition and are usable and currently are being used in the present production and sales activities of Seller with respect to the Business, and Seller does not have on hand or on order any raw materials, work in progress, or finished goods inventory with respect to the Business in excess of its normal requirements (based upon sales experience from the latest 12 months) for products that are included in its current line with respect to the Business and for which Seller is now taking orders. Without limiting the foregoing, (i) Seller does not have more than an eight-month supply of raw materials, work in progress, or finished goods inventory with respect to the Inventories, substantially all of which is saleable at prices currently quoted by Seller but in no event at prices lower than the amounts reflected on the Base Balance Sheet, and (ii) all work in progress and finished goods inventory to be transferred to Buyer or Designated Subsidiary pursuant to this Agreement are in accordance with customers' specifications and the sale thereof to customers will not result in any liability of any kind to Buyer or Designated Subsidiary.

                           (s) Consents.  Except as set forth in Schedule 4.1(s)
hereto, no consent, approval, license, permit, or authorization of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other person is required in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

                           (t) Accuracy of  Statements.  Neither this  Agreement
nor any statement, list, certificate, or other information furnished or to be furnished by Seller to Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of circumstances in which they are made, not misleading.

                  4.2 Representations and Warranties of Buyer. Except as otherwise set forth in Buyer's disclosure schedule (the "Buyer Disclosure Schedule") heretofore delivered by Buyer to Seller and acknowledged as received by Seller, and except as disclosed in Buyer's Annual Report on Form 10-K for the year ended September 30, 1997 as heretofore filed by Buyer with the Securities and Exchange Commission (the "SEC"), Buyer represents and warrants to Seller as follows:

                           (a)   Due   Incorporation,    Good   Standing,    and
Qualification. Each of Buyer and Designated Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and authority to own, operate, and lease its assets and properties and to carry on its business as now being conducted. Neither Buyer nor Designated Subsidiary is subject to any material disability by reason of the failure to be duly qualified as a foreign corporation for the transaction of business or to be in good standing under the laws of any jurisdiction.

                           (b)  Corporate   Authority.   Buyer  has  and,  if  a
Permitted Assignment is effected, Designated Subsidiary will have, the corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby. The Board of Directors of Buyer has duly authorized the execution, delivery, and performance of this Agreement and, if a Permitted Assignment is effected, prior to such Permitted Assignment, the Board of Directors of Designated Subsidiary will have authorized the performance of this Agreement by virtue of its approval of the execution and delivery of documents memorializing such Permitted Assignment. No other corporate proceedings on the part of Buyer or any of its subsidiaries, including the approval of Buyer's shareholders, are necessary to authorize the execution and delivery by Buyer of this Agreement or the consummation by Buyer or Designated Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer. This Agreement constitutes a legal, valid, and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, and if a Permitted Assignment is effected, this Agreement will also constitute a legal, valid, and binding agreement of Designated Subsidiary enforceable against Designated Subsidiary in accordance with its terms, except that, in each case,
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

                           (c) Financial  Statements.  The Consolidated  Balance
Sheets of Buyer and its subsidiaries as of September 30, 1996 and September 30, 1997 and the Consolidated Statements of Operations, the Consolidated Statements of Shareholders' Equity, and the Consolidated Statements of Cash Flows of Buyer and its subsidiaries for the three years ended September 30, 1997, and all related schedules and notes to the foregoing, have been reported on by Arthur Andersen, LLP, independent public accountants. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles, which were applied on a consistent basis (except as described therein), are correct and complete, and present fairly, in all material respects,  the  financial  position,  results  of  operations,  and  changes  of financial position of Buyer and its subsidiaries as of their respective dates and for the periods indicated. Neither Buyer nor any of its subsidiaries has any material liabilities or obligations of a type that would be included in a balance sheet prepared in accordance with generally accepted accounting principles, whether related to tax or non-tax matters, accrued or contingent, due or not yet due, liquidated or unliquidated or otherwise, except as and to the extent disclosed or reflected in the Consolidated Balance Sheet of Buyer and its subsidiaries as of September 30, 1997, or incurred since September 30, 1997, in the ordinary course of business or as contemplated by this Agreement.

                           (d) No Material  Change.  Since  September  30, 1997,
there has not been and there is not threatened (i) any material adverse change in the business, assets, properties, financial condition, or operating results of Buyer or its subsidiaries taken as a whole, (ii) any loss or damage (whether or not covered by insurance) to any of the assets or properties of Buyer or its subsidiaries, which materially affects or impairs their ability to conduct their business, or (iii) any mortgage or pledge of any material amount of the assets or properties of Buyer or any of its subsidiaries, or any indebtedness incurred by Buyer or any of its subsidiaries, other than indebtedness, not material in the aggregate, incurred in the ordinary course of business.

                           (e)   Litigation.   There  are  no  actions,   suits,
proceedings, or other litigation pending or, to the knowledge of Buyer, threatened against Buyer or Designated Subsidiary, at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that, (i) if determined adversely to Buyer or Designated Subsidiary, might reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, properties, or prospects or on the condition, financial or otherwise, of Buyer and Designated Subsidiary taken as a whole, or (ii) question the validity of this Agreement or seek to prohibit, enjoin, or challenge the consummation of the transactions contemplated hereby.

                           (f) No Violation.  The execution and delivery of this
Agreement and the consummation of the transactions contemplated hereby will not violate or result in a breach by Buyer or Designated Subsidiary of, or constitute a default under, or conflict with, or cause any acceleration of any obligation with respect to, (i) any provision or restriction of any charter, bylaw, loan, indenture, or mortgage of Buyer or Designated Subsidiary, or (ii) any provision or restriction of any lien, lease agreement, contract, instrument, order, judgment, award, decree, ordinance, or regulation or any other restriction of any kind or character to which any assets or properties of Buyer or Designated Subsidiary is subject or by which Buyer or Designated Subsidiary is bound.

                           (g) Taxes.  Buyer has duly filed in correct  form all
Tax Returns relating to the activities of Buyer and its subsidiaries required or due to be filed (with regard to applicable extensions) on or prior to the Closing Date. All such Tax Returns are accurate and complete in all material respects, and Buyer has paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, or local taxing authorities for all periods ending on or before the Closing Date, other than Taxes or other charges that are not delinquent or are being contested in good faith and have not been finally determined and have been disclosed to Seller. The amounts set up as reserves for Taxes on the books of Buyer and its subsidiaries are sufficient in the aggregate for the payment of all unpaid Taxes (including any interest or penalties thereon), whether or not disputed, accrued, or applicable. No claims for taxes or assessments are being asserted or threatened against Buyer or any of its subsidiaries.

                           (h) Compliance with Law and Other  Regulations.  Each
of Buyer and Designated Subsidiary is in compliance in all material respects with all requirements (including those relating to environmental matters) of federal, state, and local law and all requirements of all governmental bodies and agencies having jurisdiction over it, the conduct of its business, the use of its assets and properties, and all premises occupied by it. There is no environmental contamination, toxic waste or other discharge, spill, construction component, structural element or condition, adversely affecting any of the properties of Buyer or Designated Subsidiary, nor has Buyer or Designated Subsidiary received any official notice or citation that the properties of Buyer or Designated Subsidiaries in any way contravene any federal, state, or local law or regulation relating to environmental, health, or safety matters, including without limitation any requirements of CERCLA nor any OSHA requirements. Without limiting the foregoing, each of Buyer and Designated Subsidiary has properly filed all reports, paid all monies, and obtained all licenses, permits, certificates, and authorizations needed or required for the conduct of its business and the use of its assets and properties and the premises occupied by it in connection therewith and is in compliance in all material respects with all conditions, restrictions, and provisions of all of the foregoing. Neither Buyer nor Designated Subsidiary has received any notice from any federal, state, or local authority or any insurance or inspection body that any of its assets, properties, facilities, equipment, or business procedures or practices fails to comply in any material respect with any applicable law, ordinance, regulation, building, or zoning law or requirement of any public authority or body.

                           (i) SEC  Reports.  Buyer's  Form 10-K  Report for the
year ended September 30, 1997, and all subsequent reports and proxy statements filed by Buyer thereafter with the SEC pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934, do not contain a misstatement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading as of the time the document was filed. No report, proxy statement, or other document has been required to be filed by Buyer pursuant to Section 13(a) or 14(a) of the Securities Exchange Act of 1934 that has not been filed. All such reports, registrations, and statements, which are filed between the date hereof and the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they are made, not misleading.

                           (j) Consents. No consent, approval,  license, permit,
or authorization of any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, or other person is required.

                           (k) Accuracy of  Statements.  Neither this  Agreement
nor any statement, list, certificate, or other information furnished or to be furnished by Buyer or Designated Subsidiary to Seller in connection with this Agreement or any of the transactions contemplated hereby contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                  4.3 Survival of Representations and Warranties. Each of the representations and warranties contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement irrespective of any investigations or inquiries made by any party or any knowledge that any party may possess, and each party shall be entitled to rely upon such representations and warranties irrespective of any investigations, inquiries, or knowledge.

                                    SECTION 5
                                    COVENANTS

                  5.1 Covenants of Seller. Seller agrees that, unless Buyer otherwise agrees in writing and except as set forth in the Seller Disclosure Schedule, at all times prior to the Closing Date:

                           (a) Truth of Representations  and Warranties.  Seller
shall not take or suffer or permit any action that would render untrue any of the representations or warranties of Seller herein contained, and Seller shall not omit to take any action, the omission of which would render untrue any such representation or warranty.

                           (b)  Preservation  of Business.  Seller shall use its
commercially reasonable best efforts to (i) preserve intact the present business organization of Seller related to the Business, (ii) preserve the present goodwill and advantageous relationships of Seller related to the Business with all persons having business dealings with Seller, and (iii) preserve and maintain in force all licenses, registrations, franchises, patents, trademarks, copyrights, bonds, and other similar rights of Seller related to the Business. Seller shall not enter into any employment agreements with any of its officers or management personnel related to the Business and to be assumed by Buyer hereunder that may not be canceled by Seller without penalty upon notice not exceeding 30 days. The foregoing covenants shall not apply to (A) Richard Nelson, who will remain an employee of Seller or (B) any change to the Business to which Buyer gives its prior written consent, which consent may be withheld in Buyer's sole and absolute discretion.

                           (c)  Ordinary   Course.   Seller  shall  operate  the
Business only in the usual, regular, and ordinary course and manner. Without limiting the foregoing, Seller shall not (i) acquire, transfer, sell, convey, dispose of, encumber, pledge, or mortgage any Transferred Asset, except in the ordinary course of the conduct of the Business and consistent with past practice and as contemplated by this Agreement; (ii) incur any obligations (contingent or otherwise) or modify any indebtedness that may create, increase or modify any Assumed Liability in an amount greater than $100,000 without the prior written consent of Buyer, which consent may be withheld in Buyer's sole and absolute discretion; (iii) acquire directly or indirectly or redeem any shares of its capital stock, acquire any stock or other equity interest in any corporation, trust, or other entity, or create or acquire any subsidiary, except to the extent that any such action will have no effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities, or the performance of this
Agreement; (iv) merge or consolidate with any other corporation, trust, or entity or change the character of the Business; (v) enter into, amend, modify, terminate, extend, or otherwise change any lease, contract, agreement, or other obligation with respect to a Transferred Asset or an Assumed Liability other than contracts for the sale of products or services, and contracts for the purchase of supplier or services, in the ordinary and usual course of the conduct of the Business, which involve obligations aggregating $50,000 or more or which extend beyond six months from the date of this Agreement; or (vi) enter into any service agreement, maintenance agreement, contract, or other arrangement relating to the operations of the Business, or maintenance of any Transferred Assets other than in the ordinary course of the conduct of the Business.

                           (d) Books and  Records.  Seller  shall  maintain  its
books, accounts, and records related to the Business in the usual, regular, and ordinary manner and on a basis consistent with prior years, and Seller shall comply with all laws applicable to them with respect to the conduct of the Business.

                           (e) Compensation.  Seller shall not (i) provided that
such compensation is an Assumed Liability, increase the compensation payable (including bonus compensation) to any officer or director or to other management personnel related to the Business from the amount payable as of the date of Seller's Base Balance Sheet, or (ii) provided that such profit sharing plan or employee benefit arrangement is an Assumed Liability, introduce or change in any material respect any pension or profit sharing plan or any other employee benefit arrangement related to the Business.

                           (f)  Transfer  of  Rights  Under   Certain   Excluded
Business Contracts. Seller shall use its best efforts to assign or sublicense to Buyer its rights related solely to the Business under those Excluded Business Contracts listed on Schedule "1.2(e)(ii)" hereto, which schedule lists each Excluded Business Contract that relates to both the Business and the Other Business. Seller and Buyer shall allocate any guaranteed payments to third parties with respect to the rights assigned or sublicensed to Buyer pursuant to this Section "5.1(f)".

                           (g)  Assistance  to  Buyer.   Seller  shall  use  its
commercially reasonable best efforts to assist Buyer to enter into manufacturing agreements with Seller's current suppliers of die-cast products for the Business.

                           (h)  Consents  and  Approvals.  Seller  shall use its
commercially reasonable best efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by Seller of the transactions contemplated by this Agreement. Seller shall make or cause to be made all filings, applications, statements, and reports to all federal and state government agencies or entities that are required to be made prior to the Closing Date by or on behalf of Seller pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

                           (i)  Confidentiality.  Except to the extent necessary
to enable Seller to maintain its ordinary course of business, Seller shall not reveal, orally or in writing, to any person, other than Buyer and Designated Subsidiary and their representatives, any of the business procedures or practices followed by it in the conduct of the Business or any other information of a confidential nature with respect to the Business.

                           (j) Insurance. Seller shall maintain in force through
the Closing Date all of the property, casualty, crime, directors and officers, and other forms of insurance that it is presently carrying with respect to the Transferred Assets or the Business and shall refrain from making any change in any such insurance coverage.

                           (k)  Maintenance  of  Assets  and  Properties.   With
respect to the Business, Seller shall keep the premises occupied by it and all of the equipment and other tangible assets and personal property of Seller constituting a Transferred Asset in good operating condition and shall perform all necessary repairs and maintenance. Seller shall not remove any personal property constituting a Transferred Asset from any facility of Seller unless the same are replaced with similar items of at least equal quality prior to the Closing Date. Seller shall not permit any modifications or additions to and shall not sell or permit to be sold or otherwise transferred or disposed of any item or group of items constituting a Transferred Asset, except items sold in the ordinary course of the conduct of the Business. Seller shall not convey any interest in any of the Transferred Assets or subject any of the Transferred Assets, or any portion thereof, to any additional liens, encumbrances, or similar matters.

                           (l)  Satisfaction  of  Obligations  and  Liabilities.
Seller shall (i) pay or cause to be paid all of its obligations and liabilities related to the Business as they mature including those related to taxes, except for those that are in good faith disputed with the written approval of Buyer,
(ii) maintain and perform in all material respects its obligations under all agreements and contracts related to the Business to which it is bound in accordance with their terms, and (iii) comply in all material respects with all requirements of applicable federal, state, and local laws, regulations, and rules related to the Business. Seller shall pay or cause to be paid in full, as they mature and come due, all bills and invoices for labor, goods, materials, services, and utilities of any kind relating to the Business, which were contracted for by Seller or which were delivered to or performed on its properties.

                           (m)  Employees.  Seller shall not hire any  employees
with respect to the Business, except in the ordinary course of the conduct of the Business and consistent with past practice.

                           (n)  Investments.  Seller shall not create or acquire
any subsidiary, invest in or acquire an equity interest in any entity, or purchase any investment assets with respect to the Business.

                           (o) Right of Inspection.  Seller shall make available
to Buyer and its representatives for inspection at all reasonable times all of the assets, properties, facilities, and agreements relating to the Business (including all documents of any description evidencing any right or obligation of Seller) and the books, accounts, records, and financial statements of Seller relating to the Business as Buyer shall reasonably request and allow Buyer and its representatives the right to make whatever copies of such materials they require, and Seller shall permit Buyer and its independent accountants to audit or make such audit tests respecting the accounts of Seller relating to the Business as Buyer or those accountants consider appropriate.

                  5.2 Covenants of Buyer. Buyer agrees that, unless Seller otherwise agrees in writing and except as set forth in the Buyer Disclosure Schedule or contemplated by this Agreement, at all times prior to the Closing
Date:

                           (a) Truth of  Representations  and Warranties.  Buyer
and Designated Subsidiary shall not take or suffer or permit any action that would render untrue any of the representations or warranties of Buyer herein contained, and Buyer and Designated Subsidiary shall not omit to take any action, the omission of which would render untrue any such representation or warranty.

                           (b) Consents and Approvals.  Buyer shall use its best
efforts to obtain all necessary consents and approvals of other persons and governmental authorities to the performance by Buyer and Designated Subsidiary of the transactions contemplated by this Agreement. Buyer shall make or cause to be made all filings, applications, statements, and reports to all federal and state government agencies and entities that are required to be made prior to the Closing Date by or on behalf of Buyer or Designated Subsidiary pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

                           (c) Assistance to Seller. Prior to the Closing, Buyer
shall obtain for Seller license agreements with each of Dale Earnhardt, Inc. and Jeff Gordon, Inc. for a term of one year or more with respect to plastic model kits.

                  5.3 No Solicitation. Unless and until this Agreement shall have been abandoned pursuant to Section 8, neither Seller nor any of its officers, directors, affiliates, representatives, or agents shall:

                           (a) directly or indirectly,  encourage,  solicit,  or
initiate discussions or negotiations with, any corporation, partnership, person, or other entity or group (other than Buyer, its affiliates, employees, representatives, and advisors) concerning any merger, sale of assets, sale of shares of capital stock, tender offer, or similar transaction involving Seller or any of its subsidiaries, except to the extent that such action will have no effect on the conduct of the Business, the Transferred Assets, the Assumed Liabilities or the performance of this Agreement; or

                           (b) disclose,  directly or indirectly, any non-public
information to any corporation, partnership, person, or other entity or group (other than to Buyer, its affiliates, employees, representatives, or agents) concerning the Business, afford to any such party access to the books or records of Seller relating to the Business, or otherwise assist or encourage any such party in connection with any of the foregoing.

                  5.4 Efforts to Consummate Transaction; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its best efforts to obtain all necessary, proper, or advisable permits, consents, authorizations, requests, and approvals of third parties and governmental authorities. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement (including providing any information in any way related to the Transferred Assets), the proper officers and directors of each party to this Agreement shall take any such actions as the other party may reasonably request.

                  5.5 Public Announcements. Buyer and Seller shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law on the advice of counsel or by any listing agreement with any national securities exchange or The Nasdaq Stock Market, Inc.

                  5.6 Expenses. Except as may otherwise expressly be provided in this Agreement, each party shall bear all those costs and expenses incurred by it (including any fees and expenses of brokers, attorneys, or other professionals engaged by such party) in connection with this Agreement and the transactions contemplated hereby.

                  5.7 Post-Closing Assistance to Seller. Buyer hereby agrees that as long as the License Agreement is in effect, for a period of 10 years following the Closing Date, Buyer (i) shall use its best efforts to obtain for Seller's Other Business licenses (exclusive, if possible) relating to U.S. Motorsports and (ii) shall not obtain licenses for or on behalf of any other person for use in a business that directly competes with Seller's Other Business.

                  5.8 Post-Closing Assistance to Buyer. Following the Closing Date, Seller shall use its best efforts to assign or sublicense to Buyer its rights related solely to the Business under those Excluded Business Contracts listed on Schedule "1.2(e)(ii)" that have not previously been assigned or sublicensed to Buyer pursuant to Section 5.1(f). Seller and Buyer shall allocate any guaranteed payments to third parties with respect to the rights assigned or sublicensed to Buyer pursuant to this Section 5.8.

                  5.9 Seller's Right of First Refusal. In the event that Buyer's current relationship with Hasbro, Inc. with respect to mass-retail sales of Buyer's licensed products is terminated on or before December 31, 2004, and Buyer desires to enter into a new agreement with a third party with respect to mass-retail sales of Buyer's licensed products, Buyer hereby agrees that Seller shall have the right of first refusal (the "Seller's Right of First Refusal") to enter into a mass-retail distribution agreement with Buyer. If Seller desires to exercise the Seller's Right of First Refusal, Seller shall exercise Seller's Right of First Refusal by giving written notice of such exercise to Buyer within 30 days after receipt of notice from Buyer of the terms to be offered for a mass-retail distribution agreement for such products to or by a third party. Buyer agrees that it shall not enter into any mass-retail distribution agreements with respect to its products until it has notified Seller and Seller has had an opportunity to respond as set forth above. In the event that Seller exercises the Seller's Right of First Refusal, the parties shall in good faith negotiate the terms of mutually acceptable agreements with respect to Seller's rights to distribute such products, provided that the terms of such agreement are substantially the same as those offered by such third party to Buyer or by Buyer to such third party. Notwithstanding the foregoing, however, nothing in this Agreement shall preclude Buyer from pursuing mass-retail sales of its products independent of any arrangement with third parties.

                                    SECTION 6
                       CONDITIONS PRECEDENT TO OBLIGATIONS

                  6.1 Conditions Precedent to the Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are, at the option of Buyer, subject to the satisfaction of the following conditions on or before the Closing Date.

                           (a) Accuracy of Representations  and Warranties.  The
representations and warranties of Seller herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

                           (b)  Performance of Agreements.  Seller shall have in
all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by it on or prior to the Closing Date and shall have delivered all documents, instruments, and materials required by Section 7.2.

                           (c)  Corporate  Approval.   All  necessary  corporate
action on the part of the directors and shareholders of Seller approving this Agreement and the transactions contemplated hereby shall have been duly and validly taken.

                           (d) Opinion of Counsel  for Seller.  Buyer shall have
received an opinion of Dwight Arn, Esq., counsel for Seller, dated the Closing Date, with customary assumptions, exceptions, and qualifications reasonably acceptable to Buyer and its counsel, to the effect that:

                               (i)  Seller  is  a  corporation  duly  organized,
validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority under the laws of such jurisdiction to own, lease, and operate its properties, to carry on its business as then being conducted, and to consummate the transactions contemplated hereby;

                               (ii) all necessary  corporate  proceedings of the
Board of Directors and the shareholders of Seller to approve and adopt this Agreement and to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken;

                               (iii)   Seller  has  the   corporate   power  and
authority to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by Seller and constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms;

                               (iv) such counsel knows of no actions,  suits, or
proceedings pending or threatened against Seller or any of its subsidiaries at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in
Section 4.1(h) of this Agreement; and

                               (v) except as listed in the  Seller's  Disclosure
Schedule with respect to consents not obtained, the consummation of the transactions contemplated by this Agreement will not violate the charter or bylaws (or similar constituent documents) of Seller or result in a breach of or constitute a default by Seller under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to such counsel, to which Seller or any of its subsidiaries is a party or by which any of them are bound.

                  With  respect to the  opinions  expressed  pursuant to clauses
(iv) and (v) above, such opinion may be based upon a certificate or certificates of an officer or officers of Seller and such other matters as such counsel deems appropriate, and such counsel may rely on opinions of other counsel reasonably satisfactory to Buyer, which opinion is delivered in connection with this Agreement.

                           (e) No Material  Adverse Change.  Except with respect
to matters arising as a result of the transactions contemplated by this Agreement, there shall have been no material adverse change in the business, assets, properties, operating results, financial condition or prospects of Seller with respect to the Business since the date of Seller's Base Balance Sheet.

                           (f) Litigation.  No action or proceeding by or before
any governmental agency shall have been instituted or threatened that seeks to enjoin, restrain, or prohibit, or, if adversely decided, might reasonably be expected to result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of Buyer, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                           (g)  Certificate  of  Seller.  Buyer  and  Designated
Subsidiary shall have received from Seller a certificate executed by the chief executive officer and secretary of Seller, dated the date of the Closing Date, certifying that all representations and warranties of Seller set forth in this Agreement are true, complete, and correct in all material respects on and as of the Closing Date as if made at that time, and that Seller has performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by it at or before the Closing Date.

                           (h)  License  Agreement.  Seller and Buyer shall have
negotiated, executed, and delivered a license agreement (the "License Agreement") in the form attached as Exhibit A hereto, pursuant to which Seller shall license to Buyer the "Revell" trademarks for use in connection with the Business.

                           (i) Manufacturing  Agreement.  Seller and Buyer shall
have negotiated, executed, and delivered a manufacturing agreement (the "Manufacturing Agreement") in the form attached as Exhibit B hereto, pursuant to which Buyer shall be the exclusive manufacturer of U.S. Motorsports die-cast products for Seller's distribution under existing mass-merchandise license agreements.

                           (j)  Distribution  Agreement.  Seller and Buyer shall
have negotiated, executed, and delivered a distribution agreement (the "Distribution Agreement") in the form attached as Exhibit C hereto, pursuant to which Buyer shall be the exclusive distributor of "Revell" motorsport plastic model kits at trackside sales venues and a non-exclusive distributor of "Revell" motorsport plastic model kits through Buyer's network of wholesale distributors, except as otherwise set forth therein.

                           (k)  Assignment  of  Business  Contracts.  Subject to
Section 7.2(d), at the Closing Seller shall have assigned to Buyer or Designated Subsidiary each of the Business Contracts, provided that Buyer shall have obtained consents to such assignments to the extent that such consents are required by any of the Business Contracts.

                           (l)  Assistance to Buyer.  Seller shall have used its
best efforts to assist Buyer to enter into manufacturing agreements with Seller's current suppliers of die-cast products for the Business.

                           (m) Termination of HSR Act Waiting  Periods.  Any and
all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

                           (n)  Consents  and   Approvals.   Seller  shall  have
obtained all necessary consents and approvals of other persons and governmental authorities to the performance by Seller of the transactions contemplated by this Agreement. Seller shall have made or caused to be made all filings, applications, statements, and reports to all federal and state governmental agencies and entities that are required to be made prior to the Closing by or on behalf of Seller pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

                           (o)  Delivery  of  Documents.   All  other  documents
required to be delivered by Seller at or prior to the Closing Date shall be delivered or shall be tendered by the Closing Date.

                           (p)   Proceedings   Satisfactory   to  Counsel.   All
proceedings taken by Seller and all instruments executed and delivered by Seller on or prior to the Closing Date in connection with the transactions contemplated hereby shall be satisfactory in form and substance to counsel for Buyer.

                  6.2 Conditions Precedent to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are, at the option of Seller, subject to the satisfaction of the following conditions on or before the Closing Date:

                           (a) Accuracy of Representations  and Warranties.  The
representations and warranties of Buyer herein contained shall have been true and correct in all material respects when made and, in addition, shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except as affected by transactions contemplated hereby.

                           (b)  Performance  of  Agreements.  Buyer  and,  if  a
Permitted Assignment is effected, Designated Subsidiary shall have in all material respects performed all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed and complied with by them on or prior to the Closing Date and shall have delivered all consideration, documents, instruments, and other materials required by
Section 7.3 hereof.

                           (c)  Corporate  Approval.   All  necessary  corporate
action on the part of the directors of Buyer and, if a Permitted Assignment is effected, Designated Subsidiary approving this Agreement and approving the transactions contemplated hereby shall have been taken.

                           (d) Opinion of Counsel for Buyer.  Seller  shall have
received an opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, a professional association, counsel for Buyer and Designated Subsidiary, dated the Closing Date, with customary assumptions, exceptions, and qualifications reasonably acceptable to Seller and its counsel, to the effect that:

                               (i) Each of Buyer and  Designated  Subsidiary (to
the extent applicable) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the corporate power and authority under the law of such state to own, lease, and operate its properties, to carry on its business as then being conducted, and to consummate the transactions contemplated hereby;

                               (ii) all necessary  corporate  proceedings of the
Board of Directors and shareholders of Buyer and Designated Subsidiary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly taken;

                               (iii) Buyer has the corporate power and authority
to execute and deliver this Agreement, and this Agreement has been duly authorized, executed, and delivered by it and constitutes the legal, valid, and binding obligation of Buyer, enforceable against it in accordance with its terms;

                               (iv) such counsel knows of no actions,  suits, or
proceedings pending or threatened against Buyer or Designated Subsidiary at law or in equity, or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality that would result in a breach of the representation and warranty set forth in
Section 4.2(e) of this Agreement; and

                               (v)   the   consummation   of  the   transactions
contemplated by this Agreement will not violate the charter or bylaws of Buyer or Designated Subsidiary or result in a breach of or constitute a default by Buyer or Designated Subsidiary under any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, award, ordinance, regulation, or any other restriction of any kind or character known to such counsel, to which Buyer or Designated Subsidiary is a party or by which either of them are bound.

                           With  respect to the opinions  expressed  pursuant to
clauses (iv) and (v) of this subparagraph, such opinion may be based upon a certificate or certificates of an officer or officers of Buyer or its subsidiaries (including Designated Subsidiary) and such other matters as such counsel deems appropriate, and such counsel may rely on opinions of other counsel reasonably satisfactory to Seller, which opinion is delivered in connection with this Agreement.

                           (e) Litigation.  No action or proceeding by or before
any governmental agency shall have been instituted or threatened that seeks to enjoin, restrain, or prohibit, or, if adversely decided, might reasonably be expected to result in substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement and would, in the reasonable judgment of Seller, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any other party that enjoins, restrains, or prohibits this Agreement or consummation of the transactions contemplated by this Agreement.

                           (f) Certificates of Buyer and Designated  Subsidiary.
Seller shall have received from Buyer and Designated Subsidiary a certificate executed by the chief executive officer and secretary of Buyer and Designated Subsidiary, dated the date of the Closing Date, certifying that all representations and warranties of Buyer set forth in this Agreement are true, complete, and correct in all material respects on and as of the Closing Date as if made at that time and that Buyer and Designated Subsidiary have performed and complied in all material respects with all agreements, covenants, and conditions required by this Agreement to be performed or complied with by Buyer and Designated Subsidiary on or before the Closing Date.

                           (g) License  Agreement.  Buyer and Seller  shall have
negotiated, executed, and delivered the License Agreement.

                           (h) Manufacturing  Agreement.  Buyer and Seller shall
have negotiated, executed, and delivered the Manufacturing Agreement.

                           (i)  Distribution  Agreement.  Buyer and Seller shall
have negotiated, executed, and delivered the Distribution Agreement.

                           (j) Assistance to Seller. Prior to the Closing, Buyer
shall have obtained for Seller license agreements with each of Dale Earnhardt, Inc. and Jeff Gordon, Inc. for a term of one year or more with respect to plastic model kits.

                           (k) Termination of HSR Act Waiting  Periods.  Any and
all applicable waiting periods under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

                           (l)  Consents  and  Approvals.  Buyer  or  Designated
Subsidiary shall have obtained all necessary consents and approvals of other persons and governmental authorities to the performance by Buyer or Designated Subsidiary of the transactions contemplated by this Agreement. Buyer or Designated Subsidiary shall have made or caused to be made all filings, applications, statements, and reports to all federal and state governmental agencies and entities that are required to be made prior to the Closing by or on behalf of Buyer or Designated Subsidiary pursuant to any statute, rule, or regulation in connection with the transactions contemplated by this Agreement.

                           (m)  Delivery  of  Documents.   All  other  documents
required to be delivered by Buyer and Designated Subsidiary shall be delivered or shall be tendered by the Closing Date.

                           (n)   Proceedings   Satisfactory   to  Counsel.   All
proceedings taken by Buyer and Designated Subsidiary and all instruments executed and delivered by Buyer and Designated Subsidiary on or prior to the Closing Date in connection with the transactions herein contemplated shall be satisfactory in form and substance to counsel for Seller.

                                    SECTION 7
                                   THE CLOSING

                  7.1 Closing. Subject to Section 8.3, the closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback, Suite 1100, Phoenix, Arizona on or before December 31, 1997, or at such other date, time, and place as may be agreed upon by Buyer and Seller, which date is sometimes herein called the "Closing Date."

                  7.2 Deliveries by Seller. At the Closing or other acceptable date as set forth in Sections 7.2(d) and 7.2(f), Seller shall execute (as applicable) and deliver:

                           (a) Instruments of Conveyance.  Such deeds,  bills of
sale, instruments of assignment, and other instruments and documents as may be necessary to convey, transfer, and assign to Buyer, or if a Permitted Assignment is effected, Designated Subsidiary, title to the Transferred Assets.

                           (b)  Certificate  of Seller.  The  certificate of the
chief executive officer and secretary of Seller required by Section 6.1(g).

                           (c) Certificate of Secretary.  The certificate of the
secretary of Seller certifying to the resolutions constituting all necessary corporate action by the board of directors and by the shareholders of Seller to authorize the consummation of the transactions provided for herein.

                           (d) Consents.  Within 30 days after the Closing Date,
Seller shall deliver to Buyer the written consents to assignment of all parties whose written consent is necessary to the continued effectiveness and validity, after assignment as provided herein, of all contracts, agreements, indentures, or leases to which Seller or its subsidiaries are parties, and written evidence of other consents and approvals of the transactions contemplated hereby.

                           (e) Legal  Opinion.  The opinion of Dwight Arn,  Esq.
required by Section 6.1(d).

                           (f) Books  and  Records.  Within  the later of (i) 10
days after the Closing Date or (ii) December 31, 1997, Seller shall deliver to Buyer all of the books, records, and files of Seller and its subsidiaries, relating to the Business excepting only Seller's corporate minute books, stock books or records, and employee and tax records.

                           (g) License Agreement. The License Agreement required
by Section 6.1(h).

                           (h)   Manufacturing   Agreement.   The  Manufacturing
Agreement required by Section 6.1(i).

                           (i)   Distribution   Agreement.    The   Distribution
Agreement required by Section 6.1(j).

                  All assignments, consents, certificates, and other documents delivered by Seller shall be in form reasonably satisfactory to counsel for Buyer.

                  7.3 Deliveries by Buyer or Designated Subsidiary. At the Closing, Buyer, or if a Permitted Assignment is effected, Designated Subsidiary, shall execute and deliver to Seller:

                           (a)   Assumption   of   Liabilities.   One  or   more
assumptions or other instruments or documents as may be necessary for Buyer or Designated Subsidiary (as applicable) to assume the Assumed Liabilities.

                           (b) Initial Payment of Purchase Price. Payment of the
Initial Payment of the purchase price provided for in Section 3.2 in immediately available funds by cashier's check or wire transfer to the account or accounts designated in advance by Seller.

                           (c) Buyer's Certificates. The certificate executed by
the chief executive officer and secretary of Buyer and Designated Subsidiary required by Section 6.2(f).

                           (d) Secretary's Certificates.  The certificate of the
secretary or an assistant secretary of Buyer and Designated Subsidiary certifying to the resolutions constituting all necessary corporate action by the Board of Directors of Buyer and Designated Subsidiary to authorize the consummation of the transactions provided for herein.

                           (e) Legal Opinion. The opinion of O'Connor, Cavanagh,
Anderson,  Killingsworth  & Beshears,  a professional  association,  required by
Section 6.2(d).

                           (f) Consents and Approvals.  Written  evidence of all
consents and approvals of the transactions contemplated hereby.

                           (g) License Agreement. The License Agreement required
by Section 6.2(g).

                           (h)   Manufacturing   Agreement.   The  Manufacturing
Agreement required by Section 6.2(h).

                           (i)   Distribution   Agreement.    The   Distribution
Agreement required by Section 6.2(i).

                  All assumptions, certificates, and other documents delivered by Buyer or Designated Subsidiary shall be in form reasonably satisfactory to counsel for Seller.

                  7.4 Further Assurances. From time to time, on and after the Closing Date, as and when requested by Buyer or its assigns, the proper officers and directors of Seller shall, for and on behalf and in the name of Seller or otherwise, execute and deliver all such deeds, bills of sale, assignments, and other instruments and shall take or cause to be taken such further or other actions as Buyer or its assigns may deem necessary or desirable in order to confirm of record or otherwise to Buyer or Designated Subsidiary title to and possession of all of the Transferred Assets and otherwise to carry out fully the provisions and purposes of this Agreement. Without limiting the foregoing, Seller shall make available the books and records retained by Seller pursuant to
Section 1.3 available to Buyer upon three days' prior notice and shall allow Buyer to make extracts, copies, or summaries thereof. The parties shall cooperate with each other and with their respective counsel and accountants in connection with any steps to be taken as a part of their respective obligations under this Agreement, including the preparation of financial statements. Seller shall, at Buyer's cost, make all of its books and records available to Arthur Andersen LLP and cooperate fully with Buyer and Arthur Andersen LLP, including making any standard representations and signing any standard audit representations letters to the extent the same are true in order to complete any audit that may be required under applicable rules and regulations of the SEC, as determined by Arthur Andersen LLP.

                                    SECTION 8
                        WAIVER, MODIFICATION, ABANDONMENT

                  8.1 Waivers. The failure of Seller to comply with any of their obligations, agreements, or conditions as set forth in this Agreement may be waived expressly in writing by Buyer, by action of its Board of Directors. The failure of Buyer or Designated Subsidiary to comply with any of their obligations, agreements, or conditions as set forth in this Agreement may be waived expressly in writing by Seller, by action of its Board of Directors, without the vote of its shareholders.

                  8.2 Modification. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders of Seller. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that amount of consideration to be paid for the Transferred Assets may not be decreased (except as provided herein) without the consent of the shareholders of Seller given by the same vote as is required under applicable state law for approval of this Agreement.

                  8.3  Abandonment.   The  transactions   contemplated  by  this
Agreement may be abandoned on or before the Closing Date, notwithstanding approval of this Agreement by the shareholders of Seller:

                           (a)  By  the  mutual   agreement  of  the  Boards  of
Directors of Buyer and Seller, or

                           (b) By the Board of Directors of Buyer, if any of the
conditions provided in Section 6.1 shall not have been satisfied, complied with, or performed in any material respect by the Closing Date, and Buyer shall not have waived such failure of satisfaction, noncompliance, or nonperformance, or

                           (c) By the Board of  Directors  of Seller,  if any of
the conditions provided in Section 6.2 shall not have been satisfied, complied with, or performed in any material respect by the Closing Date, and Seller shall not have waived such failure of satisfaction, noncompliance, or nonperformance, or

                           (d) At the option of Buyer or Seller,  if there shall
have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated by this Agreement, or if any order restraining or prohibiting the transactions contemplated by this Agreement shall have been issued by any court or governmental agency and shall be in effect.

                  In the event of any abandonment pursuant to this Section 8.3 (other than pursuant to subparagraph (a) hereof), written notice setting forth the reasons thereof shall forthwith be given by Seller if it is the abandoning party, to Buyer, or by Buyer, if Buyer is the abandoning party, to Seller. This Agreement shall terminate automatically if the Closing Date shall not have occurred on or before December 31, 1997, or such later date as shall have been agreed to by the parties hereto under Section 8.2.

                  8.4  Effect  of  Abandonment.  Subject  to the  provisions  of
Section 5.3, if the transactions contemplated by this Agreement are abandoned as provided for in this Section, (a) this Agreement shall forthwith become wholly void and of no effect without liability to any party to this Agreement or to the directors, officers, representatives, and agents of any such party, (b) Buyer and Seller shall each pay its own fees and expenses incident to the negotiation, preparation, and execution of this Agreement and the obtaining of the necessary approvals thereof, including fees and expenses of its counsel, accountants, investment bankers, and other experts, and (c) Seller and Buyer (and their representatives) shall return to the other all copies of books, records, documents, or other papers given by Seller or Buyer (or their representatives) to the other (or their representatives).

                                    SECTION 9
                        NON-COMPETITION, CONFIDENTIALITY,
                              AND NON-SOLICITATION

                  9.1 Non-competition, Confidentiality, and Non-Solicitation by Seller. Buyer is unwilling to enter into and perform this Agreement unless Seller enters into the non-competition, confidentiality, and non-solicitation agreements contained in this Section 9.1. To induce Buyer to enter into this Agreement and for the benefit of Buyer and Designated Subsidiary, Seller agrees as follows:

                           (a)  Duration and Extent of  Restriction.  Except for
(i) products directly or indirectly sold through the Hallmark Distribution Channel, (ii) the sale of U.S. Motorsports die-cast items to third parties for use as premiums or promotional items by those third parties, and (iii) sales permitted under the Manufacturing Agreement, neither Seller nor any person or entity directly or indirectly in control of or controlled by Seller shall, for a period ending 10 years after the Closing Date (the "Non-Competition Period"), within the United States or Canada (collectively, the "Relevant Territory"), engage in a business the same as, similar to, or in general competition with the Business as being conducted by Seller at or within 12 months prior to the Closing Date provided that, for the purposes of this Section 9.1, the Other Business shall not be considered the same as or similar to or in general competition with the Business. The term "engage in" shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, shareholder, principal, agent, employee, consultant or lender; provided, however, that the ownership of not more than 5% in the aggregate by Seller of the stock of a publicly held corporation shall not be included in such term.

                           (b)  Confidentiality.  Seller  agrees that Seller and
each of its officers, directors, affiliates, representatives, or agents shall maintain in strict secrecy and confidence all confidential, proprietary, or other information relating to the Business. Furthermore, neither Seller nor any of its officers, directors, affiliates, representatives, or agents shall, unless first authorized in writing by Buyer, disclose to any person, firm or other entity, or use for the benefit of Seller or any person, firm or other entity, at any time during the Non-Competition Period, any confidential information relating to the Business. For purposes of this Agreement, confidential information will include, without limitation, any trade secrets, knowledge or information with respect to processes, techniques, procedures or know-how unique to the Business, or to which Seller has been given access in confidence by a third party pursuant to any agreement with that third party; the names of any customers or vendors; prices for materials, components or other supplies or finished products; relations with employees, salaries, job classifications, skill levels; or any other information of, about or concerning the Business, including manner of operation, products, plans or any other data of any kind, nature or description with respect to the Business. Seller understands and agrees that all confidential information is a valuable and special asset and is important, material and confidential and gravely affects the effective and successful conduct of the Business, and that any breach of the terms of this
Section 9.1(b) is a material breach of this Agreement.

                           (c)   Restrictions   with   Respect  to  Vendors  and
Customers. In furtherance of, and without in any way limiting the restriction in Sections 9.1(a) and 9.1(b), during the Non-Competition Period, neither Seller nor any person or entity directly or indirectly in control of or controlled by Seller shall, directly or indirectly, (i) request any past, present, or future vendors or customers of the Business to curtail or cancel their business with Buyer or any of its subsidiaries; (ii) except in connection with Seller's normal conduct of the Other Business, disclose the identity of any past, present, or future vendors or customers of Seller, Buyer, or any subsidiary of Buyer to any other person, firm or corporation engaged in a business the same as, similar to, or in general competition with the

Business within the Relevant Territory; (iii) except in connection with Buyer's normal conduct of the Other Business, solicit, canvas, or accept, or authorize any other person to solicit, canvas, or accept, from any past, present, or future vendors or customers of Seller, Buyer or any subsidiary of Buyer, any business for any other person, firm, or corporation engaged in a business the same as, similar to, or in general competition with the Business within the Relevant Territory; (iv) induce or attempt to influence any employee, independent contractor, or agent with respect to the Business of Seller, Buyer or any subsidiary of Buyer to terminate his, her, or its employment or engagement with Buyer. As used in this Section 9.1(c) "future customer" shall mean a customer with whom business will have been transacted between the date hereof and the end of the Non-Competition Period.

                           (d)  Expiration  of   Non-Competition   Period  Under
Certain Circumstances. In the event that (i) the License Agreement is terminated for breach by Buyer or, (ii) any payment due Seller pursuant to Section 3 of this Agreement is not paid within 10 days of Buyer's receipt of written notice from Seller that such payment is overdue and Buyer has not reasonably objected to such notice in writing within such 10-day period, then the Non-Competition Period shall automatically terminate upon the termination of the License Agreement or expiration of such 10-day period.

                  9.2 Non-competition, Confidentiality, and Non-Solicitation by Buyer. Seller is unwilling to enter into and perform this Agreement unless Buyer enters into the non-competition, confidentiality, and non-solicitation agreements contained in this Section 9.2. To induce Seller to enter into this Agreement and for the benefit of Seller, Buyer agrees as follows:

                           (a) Duration and Extent of Restriction. Neither Buyer
nor any person or entity directly or indirectly in control of or controlled by Buyer shall, during the Non-Competition Period and within the Relevant Territory, engage in a business the same as, similar to, or in general competition with Seller's Other Business as being conducted by Seller at or within 12 months prior to the Closing Date. The term "engage in" shall include, but shall not be limited to, activities, whether direct or indirect, as proprietor, partner, shareholder, principal, agent, employee, consultant or lender; provided, however, that the ownership of not more than 5% in the aggregate by Buyer of the stock of a publicly held corporation shall not be included in such term.

                           (b) Confidentiality. Buyer agrees that Buyer and each
of its officers, directors, affiliates, representatives, or agents shall maintain in strict secrecy and confidence all confidential, proprietary or other information relating to the Other Business. Furthermore, neither Buyer nor any of its officers, directors, affiliates, representatives, or agents shall, unless first authorized in writing by Seller, disclose to any person, firm or other entity, or use for the benefit of Buyer or any person, firm or other entity, at any time during the Non-Competition Period, any confidential information relating to the Other Business. For purposes of this Agreement, confidential information will include, without limitation, any trade secrets, knowledge or information with respect to processes, techniques, procedures or know-how unique to the Other Business, or to which Buyer has been given access in confidence by a third party pursuant to any agreement with that third party; the names of any customers or vendors; prices for materials, components or other supplies or finished products; relations with employees, salaries, job classifications, skill levels, or any other information of, about or concerning the Other Business, including manner of operation, products, plans or any other data of any kind, nature or description with respect to the Business. Buyer understands and agrees that all confidential information is a valuable and special asset and is important, material and confidential and gravely affects the effective and successful conduct of the Other Business, and that any breach of the terms of this Section 9.2(b) is a material breach of this Agreement.

                           (c)   Restrictions   with   Respect  to  Vendors  and
Customers. In furtherance of, and without in any way limiting the restriction in Sections 9.2(a) and 9.2(b), during the Non-Competition Period, neither Buyer nor any person or entity directly or indirectly in control of or controlled by Buyer shall, directly or indirectly, (i) request any past, present, or future vendors or customers of the Other Business to curtail or cancel their business with Seller or any of its subsidiaries; (ii) disclose the identity of any past, present, or future vendors or customers of Buyer, Seller, or any subsidiary of Seller to any other person, firm or corporation engaged in a business the same as, similar to, or in general competition with the Other Business within the Relevant Territory; (iii) solicit, canvas, or accept, or authorize any other person to solicit, canvas, or accept, from any past, present, or future vendors or customers of Buyer, Seller or any subsidiary of Seller, any business for any other person, firm, or corporation engaged in a business the same as, similar to, or in general competition with the Other Business within the Relevant Territory; (iv) induce or attempt to influence any employee, independent contractor, or agent with respect to the Other Business to terminate his, her, or its employment or engagement. As used in this Section 9.2(c) "future customer" shall mean a customer with whom business will have been transacted between the date hereof and the end of the Non-Competition Period.

                  9.3 Remedies for Breach. Each of the parties acknowledges that the restrictions contained in this Section 9, in view of the nature of the business in which the parties are engaged, are reasonable and necessary to protect the legitimate interests of the other party and its subsidiaries and that any violation of these restrictions would result in irreparable injury to the other party and its subsidiaries. Each of the parties agrees that, in the event of a violation of any of such restrictions, the other party shall be entitled to preliminary and permanent injunctive relief as well as an equitable accounting of all earnings, profits, and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the other party may be entitled. In the event of a violation, the Non-Competition Period shall be extended by a period of time equal to that period beginning when such violation commenced and ending when the activities constituting such violation shall have been finally terminated in good faith.

                  9.4 Restrictions Separable. If the scope of any provision of this Section 9 is found by a Court to be too broad to permit enforcement to its full extent, then such provision shall be enforced to the maximum extent permitted by law. The parties agree that the scope of any provision of this Agreement may be modified by a judge in any proceeding to enforce this Agreement, so that such provision can be enforced to the maximum extent permitted by law. Each and every restriction set forth in this Section 9 is independent and severable from the others, and no such restriction shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part.

                                   SECTION 10
                                 INDEMNIFICATION

                  10.1 Indemnification by Seller.

                           (a) General.  Seller  covenants and agrees to defend,
indemnify, and hold Buyer and, if a Permitted Assignment is effected, Designated Subsidiary harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense, or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action or cause of action that Buyer and, if a Permitted Assignment is effected, Designated Subsidiary may suffer or incur by reason of (i) the inaccuracy of any of the representations or warranties of Seller contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement;
(ii) the failure to comply with, or the breach or the default by Seller of, any of the covenants, warranties or agreements made by Seller contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; or (iii) any obligation or liabilities of Seller other than those specifically assumed pursuant to
Section 2.1 hereof (the "Excluded Liabilities").

                           (b) Bulk Sales Matters.  Seller  covenants and agrees
to defend, indemnify and hold Buyer and, if a Permitted Assignment is effected, Designated Subsidiary harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense, or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action, or cause of action that Buyer and, if a Permitted Assignment is effected, Designated Subsidiary may suffer or incur by reason of any liability or obligation of Seller, of whatsoever nature and type, with respect to or arising under any applicable Bulk Sales Act.

                  10.2 Indemnification by Buyer. Buyer and Designated Subsidiary covenant and agree to defend, indemnify, and hold Seller harmless for, from, and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs, and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense, or settlement of any claim covered by this indemnity) with respect to or arising out of any demand, claim, inquiry, investigation, proceeding, action, or cause of action that Seller may suffer or incur by reason of (a) the inaccuracy of any of the representations or warranties of Buyer or Designated Subsidiary contained in this Agreement or any of the agreements, certificates, documents, exhibits, or schedules delivered in connection with this Agreement; (b) the failure to comply with, or the breach or the default by Buyer or Designated Subsidiary of, any of the covenants, warranties, or agreements made by Buyer or Designated Subsidiary in this Agreement or any of the agreements, certificates, documents, exhibits, or schedules delivered in connection with this Agreement; or (c) any Assumed Liability. Notwithstanding the above, however, Buyer and Designated Subsidiary shall have no obligation to defend, indemnify, and hold Seller harmless pursuant to this Section 10.2 hereof with respect to any liability that is an Excluded Liability.

                  10.3 Notice and Right to Defend Third-Party Claims. Promptly upon receipt of notice of any claim, demand, or assessment or the commencement of any suit, action, or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, if possible, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within ten days), the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand, or assessment shall be asserted, or suit, action, or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein, and, to the extent that it may wish, to assume the defense, conduct, or settlement thereof, at its own expense, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld or delayed, provided that the Indemnitor confirms to the Indemnitee that it is a claim to which its rights of indemnification apply. The Indemnitor shall have the right to settle or compromise monetary claims without the consent of Indemnitee; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement, or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct, or settlement of such action while the Indemnitor is diligently defending, conducting, settling, or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action, or proceeding and shall make Indemnitor's counsel available to the Indemnitee, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

                  10.4 Limitation on Rights to Indemnification. An Indemnitee shall not be entitled to indemnification pursuant to this Section 10 until the total amount of all damages actually paid or incurred by such Indemnitee for which it shall be entitled to indemnification under this Section 10, but for this provision, exceeds $250,000 in the aggregate (the "Basket Amount");
provided, however, that once such amount exceeds the Basket Amount, such Indemnitee shall be entitled to indemnification for the total amount for which indemnification may be owing in excess of the Basket Amount, and provided further, that (i) the aggregate liability of any Indemnitor for all claims for indemnification under this Section 10 shall not exceed $15,000,000. The obligations of an Indemnitor to indemnify any Indemnitee under this Section 10 shall survive for a period ending 18 months after the Closing Date, except that an Indemnitor's obligations shall continue as to any matter to which a claim identified as a claim for indemnification pursuant to this Agreement is submitted in writing to the Indemnitor prior to the date that is 18 months after the Closing Date.

                                   SECTION 11
                                     GENERAL

                  11.1 Indemnity Against Finders. Each party hereto shall indemnify and hold the other parties harmless against any claim for finders' fees based on alleged retention of a finder by it.

                  11.2 Controlling Law. This Agreement, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of Arizona, notwithstanding any Arizona or other conflict-of-law provisions to the contrary.

                  11.3 Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                          If to Buyer:

                          Action Performance Companies, Inc.
                          4707 E. Baseline Road
                          Phoenix, Arizona   85040
                          Phone:  (602) 894-0100
                          Fax:  (602) 967-1403
                          Attention:  President

                          with a copy given in the manner
                          prescribed above, to:

                          O'Connor, Cavanagh, Anderson,
                            Killingsworth & Beshears, P.A.
                          One East Camelback Road, Suite 1100
                          Phoenix, Arizona  85012
                          Phone:  (602) 263-2606
                          Fax:  (602) 263-2900
                          Attention:  Robert S. Kant, Esq.

                          If to Seller:

                          Revell-Monogram, Inc.
                          8601 Waukegan Road
                          Morton Grove, Illinois  65033
                          Phone:  (847) 581-2625
                          Fax:  (847) 966-6989
                          Attention:  Ted Eischeid

                          with a copy given in the manner
                          prescribed above, to:

                          Hallmark Cards, Incorporated
                          2501 McGee
                          Kansas City, Missouri  64108
                          Phone:  (816) 274-4057
                          Fax:  (816) 274-7171
                          Attention:  Dwight Arn, Esq.

                  Any party may alter the address to which communications or copies are to be sent by giving notice to such other parties of change of address in conformity with the provisions of this paragraph for the giving of notice.

                  11.4 Binding Nature of Agreement; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (except as expressly provided in Section 2.3), no party may assign, delegate, or transfer its rights or obligations under this Agreement other than as expressly provided for herein without the prior written consent of the other parties hereto. Any assignment, delegation, or transfer made in violation of this Section 11.4 shall be null and void.

                  11.5 Entire Agreement. This Agreement, together with all Schedules and Exhibits attached hereto and made a part hereof, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

                  11.6 Construction. The parties hereto acknowledge that each party was represented by legal counsel in connection with this Agreement and that each of them and its counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or any exhibits hereto or thereto.

                  11.7 Attorneys' Fees. In the event of any claim, controversy or dispute arising out of or relating to this Agreement, or the breach hereof, the prevailing party (as determined by the court in which such claim, controversy, or dispute is heard) shall be entitled to recover reasonable attorneys' fees incurred in connection with the resolution of such matter.

                  11.8 Remedies Cumulative. The remedies of the parties hereto under this Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

                  11.9 Computation of Time. Whenever the last day for the exercise of any privilege or discharge of any duty hereunder shall fall upon Saturday, Sunday or any public or legal holiday, whether under federal or Arizona law, the party having such privilege or duty shall have until 5:00 p.m. (Phoenix, Arizona time) on the next succeeding regular business day to exercise such right or to discharge such duty.

                  11.10 Authority. Any individual signing below on behalf of a corporation, partnership or other entity hereby personally represents that he or she has full authority to bind the party or parties on whose behalf he or she is signing.

                  11.11 Paragraph Headings. The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                  11.12 Gender. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

                  11.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  11.14 Subsidiaries. For purposes of this Agreement, all references to a subsidiary or subsidiaries of Seller or Buyer shall mean any corporation or partnership in which Seller or Buyer, as the case may be, owns a majority interest or otherwise controls.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 ACTION PERFORMANCE COMPANIES, INC.



                                 By:____________________________________________

                                 Its:___________________________________________


                                 REVELL-MONOGRAM, INC.



                                 By:____________________________________________

                                 Its:___________________________________________
                                       34